                                OPTION AGREEMENT

         This Option Agreement ("Agreement") is made this August 13th of 2003 by and between Composite Technology Corporation ("the Company") and Benton H Wilcoxon, ("Wilcoxon"), of 4036 Rivoli, Newport Beach, California 92660, USA, and replaces a previous option agreement made in June 11th, 2001 by Transmission Technology Corporation ("TTC"), a Nevada corporation.

          WHEREAS, under that certain employment understanding in June, 2001, between TTC and Wilcoxon, wherein TTC agreed to provide Wilcoxon with 40,000 options of TTC common stock; and

         WHEREAS, under the November 3, 2001 Reorganization Plan Agreement involving the reverse acquisition by TTC of CTC (formerly ElDorado Financial Group, Inc., a Nevada corporation) the common shares TTC were all convertible to common shares of CTC, which would equate to 635,216 shares of CTC common stock under the Company share option plan ("Option Plan") to the benefit of Wilcoxon; and

         WHEREAS, CTC has agreed to provide Wilcoxon with options to acquire Company shares under its share option plan and in satisfaction of its obligations under the Option Plan, the Company has granted to Wilcoxon an option to purchase six hundred and thirty-five thousand and two hundred and sixteen (635,216) shares of the Company's common stock, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, the parties agree as follows:

1.       Option

         The Company grants to Wilcoxon the right to purchase ("Option") an aggregate of six hundred and thirty-five thousand and two hundred and sixteen (635,216) shares of the Company's common stock ("Shares") at the price set forth in Section 4 below. The vested portion of the Option may be exercised at any time, whether in a single transaction or in multiple transactions, and in the amounts and at the times determined by Wilcoxon.

2.       Vesting

         The original agreement with TTC called for the vesting over 5 years commencing with the first installment on the date of the agreement of June 11, 2001 with the next fifth being due the yearly anniversary and so forth. In the last shareholders meeting it was agreed that these options were granted and vested in total as of that date in February 2003, such that they are all fully vested under the Company's Stock Plan at this time.


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         The vested portion of the Option shall be nonforfitable,  and shall not be affected by the termination of employment, the death or disability of Wilcoxon, or for any other reason. Notwithstanding the foregoing, if the entire portion of this Option has not been exercised as of December 31, 2011, the unexercised portion shall lapse and shall be of no force or effect.

3.       Effect of Termination of Employment

         If Wilcoxon voluntarily terminates employment without cause, or if the Company terminates employment due to Wilcoxon's breach, then as of the effective date of such termination the unvested portion of the Option shall terminate and shall be of no force or effect. This paragraph shall not apply to any voluntary termination by Wilcoxon as a result of a Change in Control specified in Section 7 below.

         If the Company voluntarily terminates employment without cause, or if Wilcoxon terminates employment due to the Company's breach, or if employment is terminated due to death or disability of Wilcoxon, then as of the effective date of such termination the unvested portion of the Option shall be immediately and fully vested.

         The termination of employment shall not affect Wilcoxon's right to exercise the vested portion of the Option at any time prior to December 31, 2011.

4.       Purchase Price

         The purchase price for each Share subject to the Option (including any additional Shares granted to Wilcoxon under Section 8 below) shall be $0.35.

5.       Manner of Exercise

         If at any time Wilcoxon elects to exercise all or any part of the vested portion of the Option, it shall so notify Company in writing. Such written notice shall specify the number of Shares to be purchased, and shall be accompanied by cash or a check equal to the full purchase price for all Shares purchased. "Full purchase price" means the per-share price in Section 4 multiplied by the number of Shares purchased.

6.       Issuance of Certificates

         As soon as practicable after the exercise of any portion of the Option, the Company shall deliver to Wilcoxon a certificate evidencing the Shares so purchased. Upon such delivery Wilcoxon shall have all rights, powers, and interests of a shareholder of the Company with respect to the Shares so acquired.


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

7.       Change in Control

         Notwithstanding Section 2 above, in the event of a Change in Control of the Company the unvested portion of the Option shall be fully and immediately vested as of the earlier of (i) the date any proposed Change in Control has been approved by the Company's board of directors, whether or not all of the terms of such transaction have been determined, (ii) the date Change in Control has actually occurred, or (iii) the occurrence of an event specified in subsection
(c) below.

         As used herein, "Change in Control" shall mean any of the following:

                  (a) The sale or transfer of more than fifty percent (50%) of the assets of the Company, whether in a single transaction or a series of transactions during a 12 month period.

                  (b) The sale or transfer to any person or Common Group, or acquisition by any person or Common Group, of twenty percent (20%) or more of the outstanding common stock of the Company, whether in a single transaction or a series of transactions. "Common Group" means five or fewer persons related in some manner. This subsection shall not apply to common stock acquired by C. William Wilcoxon or Benton Wilcoxon.

                  (c)      The   death,   disability,   retirement,   or   other
                           termination of employment of Benton Wilcoxon.

8.       Nonalienation.

         Neither of the Option nor any rights thereunder may be transferred, assigned, pledged or hypothocated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.

9.       Entire Agreement

         This  Agreement  represents  the entire  agreement  of the parties with
respect  to  the  subject   matter   hereof,   and   supercedes   any  prior  or
contemporaneous written or oral agreement with respect thereto.

10.      Choice of Law

         This Agreement shall be governed by the laws of the State of California.

11.      Amendment

         This Agreement may be amended only by a writing executed by the parties hereto.


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

12.      Attorney's Fees

         In the event either party incurs legal expenses to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover its legal expenses, including, without limitation, reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party shall be entitled.

         In WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.


COMPOSITE TECHNOLOGY CORPORATION

By:
         -----------------------------------------------
         Benton H Wilcoxon, Chairman and CEO

By:
         -----------------------------------------------
         C. William Arrington, Director and President



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